UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

HUMBL, Inc. (the “Company”) entered into an Amendment to Asset Purchase Agreement with WSCG, Inc. (“WSCG”) and WSCG HUMBL, SPV effective as of January 31, 2025 (“Amendment”). The Amendment was entered into in connection with that certain Asset Purchase Agreement among the parties dated December 2, 2024 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the Company was obligated to apply to FINRA to change the name of the Company from HUMBL, Inc. and stop using the HUMBL brand name and trademarks within 60 days of the closing. The Amendment extends the date by which the Company must apply to FINRA to have its name changed from 60 days from closing to 120 days from closing. The obligation to stop using the HUMBL brand name and trademarks did not change and remains at 60 days from closing.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Pursuant to the terms of the Asset Purchase Agreement, WSCG agreed to make a remaining payment of $2,000,000 to the Company by December 31, 2024 in connection with the purchase of the Company’s assets. The Asset Purchase Agreement granted WSCG a 90-day cure period to make the payment before it would be considered late. WSCG has not yet made the required payment and has elected to use the 90-day cure period provided under the Purchase Agreement. The Company will provide an update once the payment is either received or becomes late.

In connection with its 2024 financial statements, the Company is in the process of performing a site review to inspect the magnesium silicate acquired by the Company held in Brazil. This is part of the Company’s ongoing efforts to ensure accurate financial reporting and asset management. Additionally, the Company’s management will be holding planning meetings during February in Brazil to focus on the Company’s strategic initiatives and business plans for the 2025 fiscal year.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Amendment to Asset Purchase Agreement among HUMBL, WSCG and WSCG HUMBL SPV effective January 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2025	HUMBL, Inc.

	By:	/s/ Thiago Moura
Thiago Moura
President and CEO